Exhibit 99.1

Envestnet Reports Fourth Quarter and Full Year 2010 Financial Results

Chicago, IL – February 10, 2011 – Envestnet (NYSE: ENV), a leading provider of wealth management solutions to financial advisors, today reported financial results for its fourth quarter and full year ended December 31, 2010.

Financial results for the fourth quarter of 2010 compared to the fourth quarter of 2009:

•

Revenues from assets under management (AUM) or assets under administration (AUA) increased 33% to $21.8 million for the fourth quarter of 2010 from $16.4 million for the fourth quarter of 2009; total revenues, which includes licensing and professional services fees, increased 27% to $27.6 million for the fourth quarter of 2010 from $21.8 million for the fourth quarter of 2009

•	Adjusted EBITDA(1) increased 56% to $5.5 million for the fourth quarter of 2010 from $3.6 million for the fourth quarter of 2009

•

Adjusted Net Income(1) increased to $2.3 million, or $0.07 per diluted share, for the fourth quarter of 2010 from an adjusted net loss of $(0.02) million, or $(0.02) per diluted share, for the fourth quarter of 2009

•

Net income attributable to common stockholders was $0.9 million, or $0.03 per diluted share, for the fourth quarter of 2010 compared to a net loss attributable to common stockholders of $(3.2) million, or $(0.25) per diluted share, for the fourth quarter of 2009

Financial results for full year 2010 compared to 2009:

•	Revenues from AUM or AUA increased 34% to $76.0 million for 2010 from $56.9 million for 2009; total revenues increased 26% to $98.1 million for 2010 from $77.9 million for 2009;

•	Adjusted EBITDA(1) increased 71% to $18.1 million for 2010 from $10.6 million for 2009

•	Adjusted Net Income(1) increased 212% to $7.6 million, or $0.24 per diluted share, for 2010 from $2.4 million, or $0.06 per diluted share, for 2009

•	Net loss attributable to common stockholders was $(1.0) million, or $(0.05) per diluted share, for 2010 compared to $(1.6) million, or $(0.12) per diluted share, for 2009

“Strong industry trends are supporting our growth. More advisors are turning independent, more investors are seeking a trusted advisor, and because of regulatory and other changes, a fiduciary standard of care is emerging as the industry standard. As a result, more advisors are turning to Envestnet to help them better serve their high net worth and affluent clients,” said Jud Bergman, founder and chief executive officer of Envestnet. “Our recent asset flows and a strong pipeline of new business opportunities position Envestnet for continued growth in revenue and profitability in 2011.”

Key Operating Metrics as of and for the quarter ended December 31, 2010:

•	AUM of $14.5 billion, up 41% from December 31, 2009

•	AUA of $49.2 billion, up 80% from December 31, 2009

•	Accounts (AUM/A only) of 306,825, up 75% from December 31, 2009

•	Advisors (AUM/A only) of 13,833, up 65% from December 31, 2009

•	Gross sales of AUM/A of $9.0 billion, resulting in net flows of $1.7 billion

The following table summarizes the changes in AUM and AUA for the quarter ended December 31, 2010:

Amounts in Millions Except Account Data	Actual 9/30/10	Gross Sales	Redemptions	Net Flows	Market Impact	Actual 12/31/10

Assets under Management (AUM)	$12,352	$2,665	$1,223	$1,442	$692	$14,486
Assets under Administration (AUA)	46,655	$6,367	$6,100	267	2,280	49,202

Total AUM/A	$59,007	$9,032	$7,323	$1,709	$2,972	$63,688

Fee-Based Accounts	285,248					306,825

During the fourth quarter, the Company added $5.7 billion of enterprise conversions, $2.3 billion of which is included in the above AUM/A gross sales figures. The remaining $3.4 billion of conversions were established under new licensing agreements. Also during the quarter, there were approximately $2 billion of AUA redemptions related to the departure of a client that was acquired by another firm earlier in 2010.

Review of Financial Results

Total revenues increased 27% to $27.6 million for the fourth quarter of 2010 from $21.8 million for the fourth quarter of 2009. The increase was primarily due to a 33% increase in revenues from assets under management or administration to $21.8 million from $16.4 million in the prior year period.

Cost of revenues increased 35% to $9.3 million in the fourth quarter of 2010 from $6.9 million in the fourth quarter of 2009 due to the increase in revenue from AUM and AUA. Compensation and benefits increased 29% to $9.8 million in the fourth quarter of 2010 from $7.6 million in the prior year period, primarily due to an increase in headcount between periods as the Company staffed to support the growth of the business.

Adjusted EBITDA(1) in the fourth quarter of 2010 was $5.5 million, up 56% from $3.6 million in the prior year period. Adjusted Operating Income(1) was $4.1 million, up 72% from $2.4 million in the prior year period. Adjusted Net Income(1) was $2.3 million, compared to an adjusted net loss of $(0.02) million in the fourth quarter of 2009. Adjusted Net Income Per Share(1) was $0.07 per diluted share, compared to $(0.02) per diluted share in the fourth quarter of 2009.

Income from operations was $1.9 million for the fourth quarter of 2010 compared to $1.1 million for the fourth quarter of 2009. Net income attributable to common stockholders was $0.9 million, or $0.03 per diluted share, for the fourth quarter of 2010 compared to a net loss attributable to common stockholders of $(3.2) million, or $(0.25) per diluted share, for the fourth quarter of 2009.

Conference Call

The Company will host a conference call to discuss fourth quarter and full year 2010 financial results today at 5:00 p.m. ET. The call will be webcast live from the Company's investor relations website at http://ir.envestnet.com/ and can also be accessed live over the phone by dialing (888) 455-2238, or (719) 325-2442 for international callers. A replay will be available beginning one hour after the call and can be accessed by dialing (877) 870-5176, or (858) 384-5517 for international callers; the conference ID is 9424218. The replay will be available until Thursday, February 17, 2011.

About Envestnet

Envestnet, Inc. is a leading provider of wealth management solutions to financial advisors who are independent, as well as those who are associated with small or mid-sized financial advisory firms and larger financial institutions. Envestnet’s technology is focused on addressing financial advisors’ front-, middle- and back-office needs. Envestnet is headquartered in Chicago. For more information on Envestnet please go to www.envestnet.com.

(1) Non-GAAP Financial Measures

“Adjusted EBITDA” represents net income (loss) before interest income, interest expense, income tax provision (benefit), depreciation and amortization, non-cash stock-based compensation expense, unrealized gain (loss) on investments, impairment of investments, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted operating income” represents income (loss) from operations before non-cash stock-based compensation expense, restructuring charges, severance, bad debt expense, customer inducement costs and litigation related expense.

“Adjusted net income” represents net income (loss) before non-cash stock-based compensation expense, impairment of investments, restructuring expense, severance, bad debt expense, customer inducement costs, imputed interest expense and litigation related expense. Reconciling items are tax effected using the income tax rates in effect on the applicable date.

“Adjusted net income per share” represents adjusted net income attributable to common stockholders divided by the diluted number of weighted-average shares outstanding.

See reconciliation of Non-GAAP Financial Measures at the end of this press release. These measures should not be viewed as a substitute for net income determined in accordance with United States generally accepted accounting principles (GAAP).

Cautionary Statement Regarding Forward-Looking Statements

The forward-looking statements made in this press release and its attachments concerning, among other things, Envestnet, Inc.’s (the “Company”) expected financial performance and outlook, its strategic operational plans and growth strategy are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties and the Company’s actual results could differ materially from the results expressed or implied by such forward-looking statements. Furthermore, reported results should not be considered as an indication of future performance. The potential risks, uncertainties and other factors that could cause actual results to differ from those expressed by the forward-looking statements in this press release include, but are not limited to, difficulty in sustaining rapid revenue growth, which may place significant demands on the Company’s administrative, operational and financial resources, fluctuations in the Company’s revenue, the concentration of nearly all of the Company’s revenues from the delivery of investment solutions and services to clients in the financial advisory industry, the Company’s reliance on a limited number of clients for a material portion of its revenue, the renegotiation of fee percentages or termination of the Company’s services by its clients, the impact of market and economic conditions on the Company’s revenues, compliance failures, regulatory actions against the Company, the failure to protect the Company’s intellectual property rights, the Company’s inability to successfully execute the conversion of its clients’ assets from their technology platform to the Company’s technology platform in a timely and accurate manner, general economic, political and regulatory conditions, as well as management’s response to these factors. More information regarding these and other risks, uncertainties and factors is contained in the Company’s filings with the Securities and Exchange Commission (“SEC”) which are available on the SEC’s website at www.sec.gov or the Company’s Investor Relations website at http://ir.envestnet.com/. You are cautioned not to unduly rely on these forward-looking statements, which speak only as of the date of this press release. All information in this press release and its attachments is as of February 10, 2011 and, unless required by law, the Company undertakes no obligation to publicly revise any forward-looking statement to reflect circumstances or events after the date of this press release or to report the occurrence of unanticipated events.

Contacts
Investor Relations investor.relations@envestnet.com (312) 827-3940	Media Relations mediarelations@envestnet.com

Envestnet, Inc.

Condensed Consolidated Balance Sheets

(In thousands, except share information)

(Unaudited)

	December 31,
	2009	2010
Assets
Current assets:
Cash and cash equivalents	$31,525	$67,668
Fees receivable, net of allowance for doubtful accounts of $76 and $0, respectively	5,800	9,135
Deferred tax assets - current	134	107
Notes receivable including affiliate - current, net of allowance of $103 and $0, respectively	714	—
Prepaid expenses and other current assets	1,427	2,026

Total current assets	39,600	78,936

Notes receivable including affiliate and officer, net of allowance of $206 and $0, respectively	2,322	—
Property and equipment, net	8,560	9,713
Internally developed software, net	3,887	3,621
Intangible assets, net	2,238	1,330
Goodwill	1,023	2,031
Deferred tax assets	13,998	13,649
Customer inducements	282	30,400
Other non-current assets	2,154	2,188

Total assets	$74,064	$141,868

Liabilities and Stockholders’ Equity
Current liabilities:
Accrued expenses	$10,272	$12,859
Accounts payable	1,892	1,707
Customer inducements payable - current	150	1,000
Note payable - current	—	159
Deferred revenue	24	232

Total current liabilities	12,338	15,957

Deferred rent and lease incentive liability	3,999	4,015
Customer inducements payable	—	18,806
Note payable	—	159
Other non-current liabilities	475	612

Total liabilities	16,812	39,549

Stockholders’ equity
Preferred stock (total liquidation preference of $81,779 and $0 as of December 31, 2009 and 2010, respectively)	—	—
Common stock, par value $0.005, 60,000,000 shares and 500,000,000 shares authorized as of December 31, 2009 and 2010, respectively; 13,524,276 and 43,068,371 shares issued as of December 31, 2009 and 2010, respectively; 12,910,676 and 31,368,822 shares outstanding as of December 31, 2009 and 2010, respectively	68	189
Additional paid-in capital	106,893	157,804
Accumulated deficit	(43,375)	(45,347)
Treasury stock at cost, 613,600 shares and 11,699,549 shares as of December, 31, 2009 and 2010, respectively	(6,334)	(10,327)

Total stockholders’ equity	57,252	102,319

Total liabilities and stockholders’ equity	$74,064	$141,868

Envestnet, Inc.

Condensed Consolidated Statements of Operations

(In thousands, except share and per share information)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010
Revenues:
Assets under management or administration	$16,427	$21,839	$56,857	$75,951
Licensing and professional services	5,368	5,764	21,067	22,101

Total revenues	21,795	27,603	77,924	98,052

Operating expenses:
Cost of revenues	6,930	9,321	24,624	31,444
Compensation and benefits	7,645	9,837	28,763	37,027
General and administration	4,872	4,962	15,726	21,607
Depreciation and amortization	1,209	1,493	4,499	5,703
Restructuring charges	—	46	—	961

Total operating expenses	20,656	25,659	73,612	96,742

Income from operations	1,139	1,944	4,312	1,310

Other income (expense):
Interest income	49	30	221	149
Interest expense	—	(243)	—	(564)
Unrealized gain on investments	2	5	19	12
Impairment of investments	(3,590)	—	(3,608)	—

Total other income (expense)	(3,539)	(208)	(3,368)	(403)

Income (loss) before income tax provision	(2,400)	1,736	944	907

Income tax provision	583	869	1,816	1,533

Net income (loss)	(2,983)	867	(872)	(626)
Less preferred stock dividends	(181)	—	(720)	(422)
Less net income allocated to participating preferred stock	—	—	—	—

Net income (loss) attributable to common stockholders	$(3,164)	$867	$(1,592)	$(1,048)

Net income (loss) per share attributable to common stockholders:
Basic	$(0.25)	$0.03	$(0.12)	$(0.05)

Diluted	$(0.25)	$0.03	$(0.12)	$(0.05)

Weighted average common shares outstanding:
Basic	12,910,676	31,366,044	12,910,998	20,805,911

Diluted	12,910,676	32,979,172	12,910,998	20,805,911

Envestnet, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands, unaudited)

	Year Ended December 31,
	2009	2010
OPERATING ACTIVITIES:
Net loss	$(872)	$(626)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,499	5,703
Amortization of customer inducements	18	3,238
Amortization of deferred rent and lease incentive	544	58
Provision for doubtful accounts	385	2,668
Unrealized gain on investments	(19)	(12)
Impairment of investments	3,608	—
Deferred income taxes	1,572	1,215
Stock-based compensation	780	1,731
Interest expense	—	564
Changes in operating assets and liabilities:
Fees receivable	(1,338)	(3,718)
Prepaid expenses and other current assets	(148)	(599)
Other non-current assets	42	(52)
Customer inducements	(150)	(11,300)
Accrued expenses	38	2,437
Accounts payable	(475)	(185)
Deferred revenue	(187)	208
Other non-current liabilities	68	137

Net cash provided by operating activities	8,365	1,467

INVESTING ACTIVITIES:
Purchase of property and equipment	(3,078)	(4,169)
Capitalization of internally developed software	(1,306)	(1,340)
Proceeds from repayment of notes receivable	—	985
Increase in notes receivable	(54)	(90)
Investments in non-marketable securities	(812)	—
Proceeds from investments	210	30
Acquisition of businesses, net	—	(917)

Net cash used in investing activities	(5,040)	(5,501)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	3	1,925
Proceeds from exercise of warrants	—	1,525
Net proceeds from issuance of common stock	—	42,066
Purchase of treasury stock	(248)	(3,993)
Preferred stock dividends	—	(1,346)

Net cash provided by (used in) financing activities	(245)	40,177

INCREASE IN CASH AND CASH EQUIVALENTS	3,080	36,143

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	28,445	31,525

CASH AND CASH EQUIVALENTS, END OF PERIOD	$31,525	$67,668

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010

Net income (loss)	$(2,983)	$867	$(872)	$(626)
Add (deduct):
Interest income	(49)	(30)	(221)	(149)
Interest expense	—	243	—	564
Income tax provision	583	869	1,816	1,533
Depreciation and amortization	1,209	1,493	4,499	5,703
Stock-based compensation expense	212	623	780	1,731
Unrealized gain on investments	(2)	(5)	(19)	(12)
Impairment of investments	3,590	—	3,608	—
Restructuring charges (excluding severance)	—	46	—	864
Severance	—	133	—	667
Bad debt expense	385	—	385	2,668
Customer inducement costs	18	1,308	18	3,239
Litigation related expense	601	—	601	1,933

Adjusted EBITDA	$3,564	$5,547	$10,595	$18,115

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010

Income from operations	$1,139	$1,944	$4,312	$1,310
Add:
Stock-based compensation expense	212	623	780	1,731
Restructuring charges (excluding severance)	—	46	—	864
Severance	—	133	—	667
Bad debt expense	385	—	385	2,668
Customer inducement costs	18	1,308	18	3,239
Litigation related expense	601	—	601	1,933

Adjusted operating income	$2,355	$4,054	$6,096	$12,412

Envestnet, Inc.

Reconciliation of Non-GAAP Financial Measures (continued)

(In thousands, except share and per share information; unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2010	2009	2010

Net income (loss)	$(2,983)	$867	$(872)	$(626)
Add:
Stock-based compensation expense	131	388	480	1,077
Impairment of investments	2,211	—	2,223	—
Restructuring charges (excluding severance)	—	29	—	538
Severance	—	82	—	415
Bad debt expense	237	—	237	2,668
Customer inducement costs	11	814	11	2,015
Imputed interest expense	—	158	—	340
Litigation related expense	370	—	370	1,202

Adjusted net income (loss)	(23)	2,338	2,449	7,629
Less: Preferred stock dividends	(181)	—	(720)	(422)
Less: Net income allocated to participating preferred stock	—	—	(857)	(1,887)

Adjusted net income (loss) attributable to common stockholders	$(204)	$2,338	$872	$5,320

Basic number of weighted-average shares outstanding	12,910,676	31,366,044	12,910,998	20,805,911
Effect of dilutive shares:
Options to purchase common stock	—	1,269,535	416,291	992,753
Common warrants	—	343,593	284,562	154,364

Diluted number of weighted-average shares outstanding	12,910,676	32,979,172	13,611,851	21,953,028

Adjusted net income (loss) per share	$(0.02)	$0.07	$0.06	$0.24

Envestnet, Inc.

Historical Assets, Accounts and Advisors

(in millions, except account and advisor data; unaudited)

	As of
	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010	December 31, 2010

Platform Assets
Assets Under Management (AUM)	$10,269	$10,916	$10,863	$12,352	$14,486
Assets Under Administration (AUA)	27,322	29,580	42,555	46,655	49,202

Subtotal AUM/A	37,591	40,496	53,418	59,007	63,688
Licensing	51,450	54,135	53,199	67,343	75,668

Total Platform Assets	$89,041	$94,631	$106,617	$126,350	$139,356

Platform Accounts
AUM	48,541	49,020	52,477	56,094	65,663
AUA	126,634	136,335	222,482	229,154	241,162

Subtotal AUM/A	175,175	185,355	274,959	285,248	306,825
Licensing	510,865	545,299	550,651	574,903	603,950

Total Platform Accounts	686,040	730,654	825,610	860,151	910,775

Advisors
AUM/A	8,408	8,465	12,871	13,011	13,833
Licensing	5,542	5,740	6,505	6,609	7,746

Total Advisors	13,950	14,205	19,376	19,620	21,579

Note: certain 2009 data have been reclassified between AUM and AUA to conform to current presentation format.